Exhibit 5.1

July 19, 2024

Actuate Therapeutics, Inc.

1751 River Run, Suite 400

Fort Worth, Texas 76107

Re: Registration Statement No. 333-279734 filed by Actuate Therapeutics, Inc.

To the addresses set forth above:

We have acted as counsel to Actuate Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 3,194,444 shares (including up to 416,666 shares subject to the underwriters’ option to purchase additional shares) of common stock, $0.000001 par value per share (the “Shares”), included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2024 (File No. 333-279734) (as amended, the “Registration Statement”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. The Shares are proposed to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and Titan Partners Group LLC, as representative of the underwriters named therein in the form attached as an exhibit to the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined and relied upon such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters. We have assumed that the Shares will be sold at a price and on terms authorized by the Board of Directors of the Company, or the Pricing Committee thereof, in accordance with Section 153 of the General Corporation Law of the State of Delaware.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Company files its Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, and the Shares shall have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP